AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1996 REGISTRATION NO. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                          CADENCE DESIGN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

              DELAWARE                                        77-0148231
      (State of Incorporation)                             (I.R.S. Employer
                                                          Identification No.)

                             ----------------------

                          CADENCE DESIGN SYSTEMS, INC.
                           2655 SEELY ROAD, BUILDING 5
                               SAN JOSE, CA  95134
                                 (408) 943-1234
          (Address and telephone number of principal executive offices)

                             ----------------------


                OPTIONS ASSUMED BY CADENCE DESIGN SYSTEMS, INC.
         ORIGINALLY GRANTED UNDER THE HIGH LEVEL DESIGN SYSTEMS, INC.
                          1993 STOCK OPTION PLAN AND
                 1995 SPECIAL NONSTATUTORY STOCK OPTION PLAN

                           R.L. SMITH MCKEITHEN, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                          CADENCE DESIGN SYSTEMS, INC.
                          2655 SEELY ROAD, BUILDING 5
                              SAN JOSE, CA  95134
                                 (408) 943-1234

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------
                                   Copies to:
            R.L. Smith McKeithen, Esq.        Alan C. Mendelson, Esq.
        Vice President and General Counsel      Cooley Godward LLP
           Cadence Design Systems, Inc.        Five Palo Alto Square
            2655 Seely Road, Building 5         3000 El Camino Real
                San Jose, CA  95134            Palo Alto, CA  94306
                  (408) 943-1234                  (415) 843-5000

                             ----------------------
                                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                   PROPOSED           PROPOSED
                                               MAXIMUM OFFERING   MAXIMUM AGGREGATE
TITLE OF SECURITIES        AMOUNT TO BE        PRICE PER SHARE      OFFERING PRICE     AMOUNT OF REGISTRATION
TO BE REGISTERED            REGISTERED                 (1)               (1)                 FEE
--------------------------------------------------------------------------------------------------------------
Stock Options and Common     601,480            $4.55 - $36.36      $10,749,805.51         $3,258
Stock (par value $.01)
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price is based upon the exercise prices for shares previously granted under the High Level Design Systems, Inc. 1993 Stock Option Plan (535,480 shares at prices ranging from $4.5455 to $36.3636 per share) and the High Level Design Systems, Inc. 1995 Special Nonstatutory Stock Option Plan (66,000 shares at a price of $15.2273 per share), pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act").

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     The stock options to be registered hereunder have been assumed by Cadence Design Systems, Inc. ("Cadence") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 3, 1996, among Cadence, Harbor Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Cadence, and High Level Design Systems, Inc., a Delaware corporation ("HLDS"). These options were originally granted to employees and consultants of HLDS under the 1993 Stock Option Plan and the 1995 Special Nonstatutory Stock Option Plan.


                                  2.

                                     PART II


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Cadence with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) Cadence's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, including all material incorporated by reference therein;

         (b) Cadence's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996, including all material incorporated by reference therein;

         (c) Cadence's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 1996, including all material incorporated by reference therein;

         (d) Cadence's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 1996, including all material incorporated by reference therein;

         (e) Cadence's Current Report on Form 8-K filed with the Commission on February 16, 1996;

         (f) Cadence's Current Report on Form 8-K filed with the Commission on November 7, 1996;

         (g) The description of Cadence's Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on February 16, 1996; and

         (h) The description of Cadence's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 29, 1990.


         All reports and other documents subsequently filed by Cadence pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings

                                  1.

a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provision in a way that is adverse to such directors, officers and employees.

         The Registrant has entered into indemnity agreements with each of its directors and certain of it officers that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that such officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorneys' fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and certain of its officers or each of its directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION

5.1       Opinion of Cooley Godward LLP.
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24        Power of Attorney is contained on the signature pages.
99.1* 1993 Stock Option Plan, Form of Notice of Stock Option Grant and Form of Stock Option Plan Agreement.
99.2* 1995 Special Nonstatutory Stock Option Plan, Form of Notice of Stock Option Grant and Form of Stock Option Plan Agreement.

   * Documents incorporated by reference from Cadence's Registration Statement on Form S-4 (Registration No. 333-15771) filed with the Securities and Exchange Commission on November 14, 1996.

ITEM 9.  UNDERTAKINGS

        A.   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  2.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  3.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 30, 1996.


                                   Cadence Design Systems, Inc.


                                          /s/ Joseph B. Costello
                                   By: ______________________________________
                                          Joseph B. Costello
                                          President and
                                          Chief Executive Officer




                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph B. Costello, H. Raymond Bingham and R.L. Smith McKeithen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


  SIGNATURE                                 TITLE                    DATE



 /s/ Joseph B. Costello         President,                    December 30, 1996
----------------------          Chief Executive Officer
Joseph B. Costello              and Director
                                (Principal Executive Officer)


 /s/ H. Raymond Bingham         Executive Vice President      December 30, 1996
----------------------          and Chief Financial Officer
H. Raymond Bingham              (Principal Financial Officer)



 /s/ William Porter
-----------------------         Vice President, Corporate      December 30, 1996
William Porter                  Controller and Assistant
                                Secretary (Principal
                                Accounting Officer)


/s/ Carol Bartz                 Director                       December 30, 1996
------------------------
Carol Bartz


/s/ Henry E. Johnston           Director                       December 30, 1996
------------------------
Henry E. Johnston


/s/ Dr. Leonard Y.W. Liu        Director                       December 30, 1996
------------------------
Dr. Leonard Y.W. Liu


/s/ Donald L. Lucas             Director                       December 30, 1996
------------------------
Donald L. Lucas


/s/ Dr. Alberto Sangiovanni-    Director                       December 30, 1996
Vincentelli
------------------------
Dr. Alberto Sangiovanni-
Vincentelli


/s/ George M. Scalise           Director                       December 30, 1996
------------------------
George M. Scalise


/s/ Dr. John B. Shoven          Director                       December 30, 1996
------------------------
Dr. John B. Shoven


/s/ James E. Solomon            Director                       December 30, 1996
------------------------
James E. Solomon

                                              EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION

5.1       Opinion of Cooley Godward LLP.
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24        Power of Attorney is contained on the signature pages.
99.1* 1993 Stock Option Plan, Form of Notice of Stock Option Grant and Form of Stock Option Plan Agreement.
99.2* 1995 Special Nonstatutory Stock Option Plan, Form of Notice of Stock Option Grant and Form of Stock Option Plan Agreement.

   * Documents incorporated by reference from Cadence's Registration Statement on Form S-4 (Registration No. 333-15771) filed with the Securities and Exchange Commission on November 14, 1996.